UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2026, Shimmick Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders for the purposes of (i) electing five director nominees named in the Company’s 2026 Proxy Statement as directors of the Company to serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders and (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2027. The final results of the stockholder vote are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders elected the persons listed below as directors for one-year terms expiring at the Company’s 2027 Annual Meeting of Stockholders and until his successor is elected. The following five directors were elected by the votes shown below.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Mitchell B. Goldsteen	22,767,298	777,200	3	1,996,359
Joseph A. Del Guercio	22,751,624	787,790	5,087	1,996,359
Geoffrey E. Heekin	22,622,404	916,093	6,004	1,996,359
Peter Kravitz	22,638,212	904,286	2,003	1,996,359
Ural Yal	23,109,765	37,886	396,850	1,996,359

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2027. The selection was ratified by the votes shown below.

FOR	AGAINST	ABSTAIN
25,372,573	168,195	92

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: June 3, 2026	By:	/s/ John Carpenter
John Carpenter
Executive Vice President & General Counsel